Exhibit (h)(i)(6)

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

The Select Sector SPDR® Trust

The Consumer Discretionary Select Sector SPDR Fund

The Consumer Staples Select Sector SPDR Fund

The Energy Select Sector SPDR Fund

The Financial Select Sector SPDR Fund

The Health Care Select Sector SPDR Fund

The Industrial Select Sector SPDR Fund

The Materials Select Sector SPDR Fund

The Real Estate Select Sector SPDR Fund

The Technology Select Sector SPDR Fund

The Utilities Select Sector SPDR Fund

As of November 21, 2016